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                                                                     Exhibit 5.1

                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                        Boston, Massachusetts 02110-2704

                                                                   June 22, 1999

ACT Manufacturing, Inc.
2 Cabot Road
Hudson, MA 01749

   RE:  Registration Statement on Form S-4

Gentlemen:

   We have acted as counsel to ACT Manufacturing, Inc., a Massachusetts corporation ("ACT"), in connection with the proposed merger of a wholly-owned subsidiary of ACT with and into CMC Industries, Inc., a Delaware corporation ("CMC") with CMC being the surviving corporation and a wholly-owned subsidiary of ACT (the "Merger"), pursuant to the Agreement and Plan of Merger and Reorganization by and between ACT, East Acquisition Corp. and CMC (the "Agreement") filed as an exhibit to the Registration Statement.

   We have examined such corporate records and other documents, including the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the shares of ACT common stock (the "Shares") to be issued by ACT in connection with the Merger as described in the Registration Statement. We have examined the proceedings proposed to be taken in connection with the issuance of the Shares and as described in the Agreement.

   Based upon such investigation as we have deemed necessary, we are of the opinion that, upon the issuance of the Shares in accordance with the terms of the Agreement after the Registration Statement becomes effective, such Shares will be validly issued and will be fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP